EXHIBIT 23.2

                                January 25, 2001

Linear Technology Corporation
1630 McCarthy Boulevard
Milpitas, California 95035

      Re: Post-Effective Amendments No. 1 to Registration Statements on Form S-8

Ladies and Gentlemen:

         We have examined the Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 (File Nos. 33-8306, 33-27367, 33-37432, 33-57330, 33-58745, 333-40595 and 333-84149) (the "Amendment") to be filed by
Linear Technology Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about January 30, 2001 in connection with the reincorporation of the Company into Delaware.

         We hereby consent to the use of our name wherever appearing in the Amendment.

                                         Sincerely yours,

                                         WILSON SONSINI GOODRICH & ROSATI
                                         Professional Corporation

                                         /s/  Wilson Sonsini Goodrich & Rosati